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                                                                EXHIBIT 10.1.2
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VIA FACSIMILE (818) 905-0564
AND OVERNIGHT COURIER

January 29, 1997

[MOBILECOMM LOGO]

Mitchell B. Rubin
Vice President, Finance & Operations
15260 Ventura Blvd., Suite 2200
Sherman Oaks, CA 91403

Re: Amended Settlement

Dear Mr. Rubin:

This Letter Agreement is to confirm the understanding of MobileMedia Communications, Inc., as successor to MobileMedia Corporation, ("MobileMedia") and Voice Powered Technology International, Inc. ("VPTI") regarding the settlement of any disputes between the parties.

The parties, either by themselves or by a parent or subsidiary, have previously entered into a Purchase and Joint Marketing Agreement dated December 11, 1995 ("PJM Agreement") and a Settlement Agreement dated November 13, 1996 ("Settlement Agreement"). A dispute has arisen in connection with such Agreements and the parties to settle dispute in accordance with the terms of this Letter Agreement.

Provided that VPTI executes this Letter Agreement prior to 2:30 p.m. Eastern Time on January 29, 1997, then upon such execution MobileMedia shall pay to VPTI an amount equal to $252,400.00, which payment shall be made by wire transfer by close of business on January 29, 1997.

Upon payment of such amount, VPTI along with its parents, affiliates, successors and assigns and its employees, shareholders, partners, limited partners, directors, officers, parents, subsidiaries, representatives and agents, does hereby release, acquit and discharge MobileMedia, along with its parents, affiliates, successors and assigns and its employees, shareholders, partners, limited partners, directors, officers, parents, subsidiaries, representatives and agents from any and all claims, liabilities, demands, causes of action, costs, expenses and attorney's fees arising out of the PJM Agreement and the Settlement Agreement prior to the date of this Letter Agreement, including without limitation all claims raised in the letters of VPTI to MobileMedia dated January 13, 1997 and December 17, 1996.

Mitchell B. Rubin
January 29, 1997
Page 2



This Letter Agreement sets forth the entire agreement between the parties and fully supersedes any prior oral or written agreements between the parties regarding the subject matter hereof, including the Settlement Agreement; provided however that Sections 2, 3, 4, 6, 7, 9, 10, 11 and 12 of the Settlement Agreement shall remain in full force and effect and the term with respect to Sections 2, 3, 4 and 6 of the Settlement Agreement shall be as specified in Section 8 of the Settlement Agreement. If any material breach of Sections 2, 3, 4 and 6 of the Settlement Agreement continues uncorrected for more than 30 days after written notice from the aggrieved party describing the breach, the aggrieved party shall be entitled to declare a default and pursue any and all remedies available at law or equity, except as specifically limited elsewhere in this Letter Agreement. This Agreement may not be amended, in whole or in part, except by a written instrument duly executed by the parties.

This Letter Agreement shall inure to the benefit of and be binding upon the parties, including all of their officers, directors, agents, representatives, employees, affiliates, parents, subsidiaries, partners, limited partners, successors and assigns.

Please confirm VPTI's agreements with this Letter Agreement by having a duly executed copy of this Letter Agreement returned to Roberta M. Boykin both (i) via facsimile at (201) 440-1303 before 2:30 p.m. Eastern Time today and (ii) by overnight courier at the address listed at the top of this Letter Agreement.


Sincerely,

MOBILEMEDIA CORPORATION
MOBILEMEDIA COMMUNICATIONS, INC.


By: /s/ Patricia A. Gray
   ---------------------------------
        Patricia A. Gray, Secretary

cc:  Roberta M. Boykin


AGREED AND ACCEPTED:


VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.


By:  /s/  [SIG]
   ---------------------------------
Name:  Illegible
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Title:  Illegible
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Date:  1/29/97
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